EXHIBIT 29


                           AGREEMENT OF SALE OF SHARES

                                     BETWEEN

                               REDES OPTICAS S.A.
                                       AND
                     INVERSIONES Y ASESORIAS VAMJER LIMITADA

In Santiago, Republic of Chile, on April 28, 2004, appear:

On one part, GERARDO VARELA ALFONSO, Chilean, married, attorney, national identity card number 6.356.972-0, and MATIAS DE MARCHENA VICUNA, Chilean, married, attorney, national identity card number 9.979.914-5, both in representation of the corporation REDES OPTICAS S.A., an investment corporation, Unique Tax Payer Number 96.978.570-6, all domiciled for these purposes in Avenida Andres Bello No. 2711, Floor 19, Las Condes, Santiago, hereinafter denominated "Redes;"

JUAN EDUARDO IBANEZ WALKER, Chilean, married, attorney, domiciled on the street Rinconada El Salto No. 100, Huechuraba, of the city of Santiago, national identity card number 6.062.416-K, who appears in representation, as will be accredited, of the corporation INVERSIONES Y ASESORIAS VAMJER LIMITADA, Unique Tax Payer Number 79.775.610-5, domiciled in the street Rinconada El Salto No. 100, Huechuraba, Santiago, hereinafter "Vamjer,"

Those appearing being of legal age, who accredit their identities with the mentioned national identity cards and declare:

FIRST:
------

1. Redes Opticas is the current owner of 213,379,654 shares of Chilesat Corp. S.A., a publicly traded corporation (sociedad anonima) validly incorporated and existing under the laws of the Republic of Chile (hereinafter denominated also as the "Company"), representative of 45.4301% of the total shares issued, subscribed and fully paid of the Company;

2. On this date, Redes Opticas S.A. and its affiliate Redes Opticas (Cayman) Corp. sell to Telmex Chile Holding S.A. 40% of the shares of the Company. The intention of Telmex Chile Holding S.A. is to acquire control of the greatest percentage possible of the shares of the Company, and in agreement with the Chilean laws and regulations, it must conduct a Public Tender Offer of Shares.

3. Through private instrument on the same date, Redes Opticas S.A. and Telmex Chile Holding S.A. celebrated a contract of Promise of Public Tender Offer of Shares through which Telmex Chile Holding S.A. agreed to conduct a Public Tender Offer of Shares to buy the totality of the shares of Redes Opticas S.A. through a public


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     tender offer of shares of the Company, to be completed in the time periods, terms and conditions indicated in that contract. For its part, Redes
     Opticas S.A. agreed in the same contract to sell 100% of its shares in the Company in the public tender offer of shares to be completed by Telmex
     Chile Holding S.A.

4. For its part, Inversiones y Asesorias Vamjer Limitada is owner of 18,905,980 shares of the Company, representative of 4.02522111% of the total of the shares issued, subscribed and fully paid of the Company.

5. By virtue of the contracts executed before this date and which are in effect, Inversiones y Asesorias Vamjer Ltda. has the right to demand Redes Opticas S.A. to sell its shares of the Company as provided in the sales agreements previously mentioned (Tag Along Right). For its part, Redes Opticas S.A. has the right to require Inversiones y Asesorias Vamjer Ltda. to sell its shares of the Company as part of the sales agreements previously mentioned ("Drag Along" Right).

6. Redes Opticas S.A. is interested and has obligated itself to sell all of its shares of the Company to Telmex Chile Holding S.A., and it has the intention and has obligated itself to participate in the public tender offer of shares of the Company which the latter will conduct, in the time periods, terms and conditions indicated in the referenced Promise contract.

7. For its part, Inversiones y Asesoria Vamjer Ltda. is willing to sell all of its shares of the Company, participating in the public tender offer of shares of the Company which Telmex Chile Holding S.A. will carry out, in the time periods, terms and conditions which are indicated in the referenced Promise contract.


SECOND:
-------

Through the present act, Inversiones Vamjer Ltda. accepts and agrees to the sale of the total of its shares which it owns in Chilesat Corp. S.A. at the moment in which the Public Tender Offer of Shares of Chilesat Corp. S.A. to be conducted by Telmex Chile Holding S.A. becomes effective, (hereinafter, the "PTO"), in the time periods, terms and conditions set forth in the referenced Promise contract WHICH IS ATTACHED AS AN ANNEX to the present Agreement, being an essential antecedent of this agreement, without its clauses implying an obligation of any kind for Vamjer or its representative, given that they wre not a party to said contract and that they have not intervened in the negotiation of the same, limiting their participation to the knowledge of its clauses solely and exclusively to serve as a reference for the commitment of sale of shares of Chilesat Corp. S.A. which Vamjer may own at the time when the Public Tender Offer of Shares of said company becomes effective.

For its part, Redes Opticas agrees to the sale of all its shares owned in Chilesat Corp. S.A. in the PTO set forth in the previous paragraph. In this way, in the event that the PTO is declared successful, Redes and its affiliate Redes Opticas (Cayman) Corp. will have sold 85.43% of the shares issued by Chilesat Corp. and Vamjer, 4.02522111% of the shares issued by Chilesat Corp. S.A.


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A COPY OF THE TEXT AND TENOR OF THE STOCK PURCHASE is attached hereto as ANNEX
NO. 1, which, signed by the parties, forms part of the essential antecedents of this agreement, without its clauses implying an obligation of any kind for Vamjer or its representative given that they are not a party to said contract and that they have not intervened in the negotiation of the same, limiting their participation to the knowledge of its clauses solely and exclusively with the purpose of serving as as a reference for the commitment of sale of shares of Chilesat Corp. S.A. which Vamjer may own at the time when the Public Tender Offer of Shares of said company becomes effective.


THIRD:
------

Through this act and instrument and in light of the matters expressed in the previous second Clause, Inversiones y Asesorias Vamjer Ltda. declares its intention to not exercise the right of joint sale or Tag Along set forth in Clause 4.3 of the Transaction in the direct sale of shares by Redes and its affiliate Redes Opticas (Cayman) Corp. to Telmex Chile Holding S.A. of 40% of the shares in Chilesat Corp. S.A. which they have sold through the Stock Purchase celebrated on this same date.

For its part, through this act and instrument and in light of the matters expressed in the previous second Clause, Redes Opticas S.A. declares its intention to not demand the Drag Along Right indicated in Clause 5.3 of the Transaction in the sale of shares by Redes and its affiliate Redes Opticas (Cayman) Corp. to Telmex Chile Holding S.A. of 40% of the shares in Chilesat Corp. S.A.


FOURTH:
-------

Therefore, in as much as Vamjer offers to sell the total of the shares of Chilesat Corp. S.A. owned by it at the moment of the Public Tender Offer of Shares which Telmex Chile Holding S.A. shall conduct for 100% of the shares of Chilesat Corp. S.A. which it does not then own, it will be understood that Vamjer will have complied exactly and integrally with the obligation which it has assumed by virtue of this agreement, without any right to claim another obligation or responsibility, charge or expense of any kind. In this respect, Redes and its affiliate Redes Opticas (Cayman) Corp. agree that all the shares of Vamjer will be among those which Telmex Chile Holding S.A. will acquire in the Public Tender Offer of Shares of Chilesat Corp. S.A.


FIFTH:
------

For all the purposes of this agreement, the parties fix their domicile in the city of Santiago and continue to submit to the arbitration regime established in the Transaction contract which is the source of the Tag Along and Drag Along Rights which by virtue of this agreement have been regulated for their exercise in common agreement.


/s/ Gerardo Varela Alfonso                  /s/  Matias de Marchena Vicuna
----------------------------------          ------------------------------------
    Gerardo Varela Alfonso                       Matias de Marchena Vicuna
                              P. REDES OPTICAS S.A.


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                       /s/ Juan Eduardo Ibanez Walker
                       ------------------------------
                           Juan Eduardo Ibanez Walker
                   P. INVERSIONES Y ASESORIAS VAMJER LIMITADA


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